Exhibit 107

Calculation of Filing Fee Table

Form S-1MEF

(Form Type)

SQL Technologies Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock, no par value per share	Rule 457(o)		(1)(2)		(1)(2)	$4,140,000	(1)(2)	$92.70 per $1,000,000	$383.78
	Total Offering Amounts							$4,140,000			$383.78
	Total Fee Offsets										$0.00
	Net Fee Due										$383.78

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), and represents only the additional shares being registered pursuant to this Registration Statement, which includes shares that the underwriters have the option to purchase to cover over-allotments.

(2)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $22,425,000 on its Registration Statement on Form S-1, as amended (File No. 333-261829), which was declared effective by the Securities and Exchange Commission on February 9, 2022. In accordance with Rule 462(b) under the Securities Act, an additional number of shares having a proposed maximum offering price of $4,140,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ over-allotment option.